CODE OF ETHICS

DSS Wealth Management, Inc.

Code of Ethics

Table of Contents

An Important Message about Your Responsibility

1

Compliance with Federal Securities Laws

2

Ethical Standards

5

Protection of Material Nonpublic Information

7

Policy Regarding Insider Trading

7

Personal Investment Guidelines

8

Personal Accounts

8

Other Restrictions

9

Compliance Procedures

9

Employee Disclosure

9

Compliance

10

Code of Ethics Disclosures

11

Reporting Violations and Consequences for Failure to Comply

11

Recordkeeping

12

Educating Supervised Persons about the Code of Ethics

12

Definitions (“Appendix A”)

14

Code of Ethics Acknowledgement (“Appendix B”)

17

Employee Securities Reports

19

AN IMPORTANT MESSAGE ABOUT YOUR RESPONSIBILITY

As a condition of your continued affiliation as an investment advisor representative with DSS Wealth Management, Inc. (“DSSWM”), and/or an employee of DSSWM, you are required to read, understand, and fully comply with this Code of Ethics (“the Code”).

The Code covers your personal securities transactions, as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence. Many of the rules and policies within the Code are standard in the industry and should be familiar if you have worked with other companies similar to DSSWM. Others are based on our interpretation of regulatory rules and could differ from your previous experience.

It is your personal responsibility to avoid any conduct that could create a conflict, or even the appearance of a conflict, with the clients’ interests, or that could damage or erode the trust these clients place in you or DSSWM. This is the spirit of the Code. Every person has an absolute obligation to comply with both the letter and the spirit of the Code.

Although the Code should serve as your first resource for the firm’s rules concerning personal trading, the provisions of the Code are not all inclusive. In situations that are not specifically covered by the Code we must follow the spirit of the Code. Even if the Code is silent on a particular matter, it does not authorize conduct that violates the spirit of the Code. Where the information or guidance herein does not appear to address your particular situation or you are uncertain as to the appropriate course of action, please consult with your supervisor. A copy of this Code will be provided to all individuals who are subject to its terms. After you receive and review the Code, you must certify that you have read and understand the document and agree to comply with the provisions of the Code including DSSWM’s Personal Investment Guidelines and Insider Trading policies. You are also required to provide similar certifications annually and/or whenever the Code is amended. All of us play an important role in maintaining the integrity of our industry and the trust of our clients. Thank you for your commitment to uphold these principles through the work you do every day.

Compliance with Federal Securities Laws

As a prudent business practice and pursuant to SEC rule 204A-1 under the Investment Advisers Act of 1940, registered investment advisers are required to adopt a Code of Ethics (“the Code”). The Code establishes rules of conduct for all officers, directors, and employees of DSS Wealth Management, Inc. (“DSSWM”), and is designed to, among other things, mitigate potential conflicts of interest that may arise in the course of providing advisory services to clients.

The Code is based upon the principle that DSSWM and its Supervised Persons owe a fiduciary duty to DSSWM’s clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code utilizes important terms with specific definitions. These important terms defined within the text of the Code are in the “Definitions” section located in “Appendix A” of this Code. The Code applies to all individuals classified as “Supervised Persons”, which includes all DSSWM employees, directors, and officers. All Supervised Persons, which includes Access Persons as defined in the Code, are required to comply with the provisions of this Code. Due to the nature of DSSWM’s business, the Code may use the terms “Supervised Persons” and “Access Persons” interchangeably.

Pursuant to Section 206 of the Investment Advisers Act of 1940 (“Advisors Act”), both DSSWM and its Supervised Persons are prohibited from engaging in fraudulent, deceptive or manipulative conduct. Compliance with this section involves more than acting with honesty and good faith alone. This means that DSSWM and its Supervised Persons have an affirmative duty of utmost good faith to act solely in the best interest of DSSWM’s clients. It is unlawful for any Registered Investment Adviser or its Supervised Persons:

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To employ any device, scheme, or artifice to defraud a client or prospective client;

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To engage in any act, practice or course of business that involves illegal activities such as forgery, embezzlement and theft;

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To prefer their own interest to that of their clients;

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To engage in any transaction, practice, or course of business that defrauds or deceives a client or prospective client;

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To knowingly sell any security, or purchase any security, from a client when acting as principal for his or her own account, or knowingly to effect a purchase or sale of a security for a client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction;

▪

To buy or sell securities for their personal portfolio(s) where their decision is substantially derived, in whole or in part, by reason of their affiliation with DSSWM, unless the information is also available to the investing public on reasonable inquiry;

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To engage in fraudulent, deceptive or manipulative practice, and is contrary to any rules or regulations established by all governing regulators;

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To provide advice and guaranteeing clients that a gain or no loss will occur as a result of the advice;

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To utilize sales material, including publishing, circulating or distributing advertising material that has not been approved by the appropriate party;

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To omit from written or verbal communication a material fact that would make statements regarding qualifications, services or fees misleading;

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To disclose any confidential information of any client, unless required by law to do so or having received written authorization from the client to do so.

In meeting its fiduciary responsibilities to its clients, DSSWM expects every Supervised Person to demonstrate the highest standards of ethical conduct for continued affiliation with DSSWM. Strict compliance with the provisions of the Code shall be considered a basic condition of affiliation with DSSWM. The firm's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Supervised Persons are urged to seek the advice of their supervisor or the Chief Compliance Officer (“CCO”) for any questions about the Code or the application of the Code to their individual circumstances. Supervised Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of affiliation with DSSWM.

DSSWM and its Supervised Persons are subject to the following specific fiduciary obligations when dealing with clients:

•

The duty to have a reasonable, independent basis for the investment advice provided;

•

The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;

•

The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances;

•

A duty to be loyal to clients; and

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Providing full and fair disclosure of all relevant facts and any potential or actual conflicts of interest.

This Code is premised on fundamental principles of openness, integrity, honesty, and trust. DSSWM challenges you to live up not only to the letter of the law, but also to the spirit of the law, as well as the ideals of this firm. Supervised Persons are required to acknowledge receipt of this Code by completing the “Code of Ethics Acknowledgement”, Appendix B. Additionally; Supervised Persons may be required to complete training requirements, and any other requirements as deemed necessary. Supervised Persons are required to comply with this Code, the Compliance Manual (or similar manual) and other adhoc communications that are distributed to Supervised Persons on an as needed basis.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for Supervised Persons of DSSWM in their conduct. In those situations where a Supervised Person may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the CCO or their Supervisor. The CCO or designee may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of its Supervised Persons or DSSWM.

Ethical Standards

DSSWM and its Supervised Persons will abide by honest and ethical business practices to include, but are not limited to:

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Will place client interests ahead of DSSWM’s;

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Will engage in personal investing that is in full compliance with this Code of Ethics;

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Will avoid taking advantage of position;

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Will maintain full compliance with Federal Securities Laws;

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Will not induce trading in a customer's account that is excessive in size or frequency in view of the financial resources and character of the account;

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Will make recommendations with reasonable grounds to believe that the recommendations are suitable for the customer on the basis of information furnished by the customer;

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Will not guarantee a client that a specific result will be achieved (e.g., a gain or no loss);

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Will not accept or give gifts in excess of a combined value greater than $100 in a 12-month period from a customer representative;

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Will not accept or give entertainment that is so frequent or so extensive as to raise any question of propriety;

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Will fairly and accurately represent their qualifications, nature of the advisory services being offered, or fees charged;

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Will fully disclose and inform their clients of potential conflicts and to the extent practicable, refrain from engaging in activities which materially conflict with their client’s’ interest;

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Will charge clients fees that are reasonable based on the programs and services they provide to their client;

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Will not engage in any act, practice or course of business that involves illegal activities such as forgery, embezzlement and theft.; Will not engage in any act, practice or course of business that is fraudulent, deceptive, or manipulative, and is contrary to any rules or regulations established by all governing regulators;

•

Will not buy or sell securities for their personal portfolio(s) where their decision is substantially derived, in whole or in part, by reason of their affiliation with DSSWM, unless the information is also available to the investing public on reasonable inquiry;

•

Will not buy or sell a security prior to entering a similar transaction in the same security for their clients;

•

Will not fail to disclose material conflicts of interest in relation to the advisor or any of its employees in writing prior to providing services if such information could reasonably cause the advice to be biased and not objective;

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Will not publish, circulate, or distribute any advertisement that has not been approved by the Chief Compliance Officer and that does not comply with the proper regulatory requirements;

•

Will not disclose any confidential information of any client, unless required by law to do so or having received written authorization from the client to do so;

•

Will not fail to provide the proper disclosure documents (“Brochures”) prior to or at the time of executing a client agreement for advisory services.

Protection of Material Nonpublic Information

Information about DSSWM’s securities recommendations, and client securities holdings and transactions is material nonpublic information. DSSWM has a duty of care to safeguard this sensitive information. Supervised Persons are to treat this information as confidential.

Registered Investment Advisers are subject to other requirements regarding the protection of material non-public information. Supervised Persons are to refer to the pertinent sections within the Compliance Manual for more information.

Any questions regarding which guidance a Supervised Person should refer to regarding material non-public information should be immediately brought to the attention of his/her Supervisor or the CCO.

Policy Regarding Insider Trading

Improper use of inside information used when conducting any securities transaction is a serious violation of securities laws and will not be tolerated. Any person having access to material, non-public information will violate anti-fraud provisions of the federal securities laws by effecting transactions or communicating such information for the purpose of effecting transactions in such securities without public disclosure of the information. If any person is unsure whether information could violate DSSWM’s policies and procedures on insider trading or has questions on any aspect of DSSWM’s policies and procedures on insider trading, questions should be directed to the CCO or designee prior to implementing any trades. The prohibition on the use of inside information extends to family members, associates and acquaintances of the person coming into possession of such information.

Material information is that which in reasonable and objective consideration might affect the value of the corporation’s stock or securities, would clearly affect investment judgment, or which bears on the intrinsic value or the corporation’s stock.

Non-public information is information that has not yet been effectively communicated to the general public. Information communicated through any form of publication that could be circulated to the general public would not be considered non-public information.

Anytime a person determines that they have received material, non-public information, it must be reported to the CCO or designee immediately. Persons having knowledge of the material, non-public information will not place any securities transactions in securities relating to such information for any account. In addition, no recommendations will be made in relation to any securities affected by the information. Information will be communicated only to the CCO or designee, where the appropriate course of action will be taken. It will then be the responsibility of the CCO or designee to determine the appropriate course of action to take and will communicate this to the person(s) having knowledge of the information.

Personal Investment Guidelines
Personal Accounts

1.

The personal Investment Guidelines in this Section do not apply to Exempt Transactions unless the transaction involves a private placement or initial public offering. Employees must remember that regardless of the transaction’s status as exempt or not exempt, the Employee’s fiduciary obligations remain unchanged.

2.

Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Fund unless the Securities Transaction is combined (“blocked”) with the Funds transaction. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Employee must disgorge to the Fund the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and the Fund buys 1000 shares at $11 per share, the Employee will pay $100 (100 shares x $1 differential) to the Fund.

3.

Any Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a client, and whether the opportunity is being offered to the Employee by virtue of the Employee’s position with the Adviser. If the private placement acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchases Securities of that issuer on behalf of a client will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

4. Employees are prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance Officer. This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee’s position with the Adviser. If the initial public offering is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.

Other Restrictions

1. Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be base upon a determination that the board service will be consistent with the interests of clients. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

Compliance Procedures
Employee Disclosure

1.

Within ten (10) days of commencement of employment with the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of a date not more than 45 days prior to the date the person became an Employee: a) the title, type, CUSIP or ticker symbol, number of shares and principal amount of each Security in which the Employee has a Beneficial interest when the person became an Employee, b) the name of any broker/dealer with whom the Employee maintained an account when the person became an Employee, and c) the date the report is submitted.

2. Annually, each Employee must certify that he or she has read and understands this Code and any amendment, and recognizes that he or she is subject to it, that her or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. In addition, each Employee shall annually provide the following information (as of a date no more than 45 days before the report is submitted); a) the title, type, CUSIP or ticker symbol, number of shares and principal amount of each Security in which the Employee had any Beneficial interest, b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee, and c) the date the report is submitted.

Compliance

1.

All Employees must provide copies of all periodic broker account statements to the Compliance Officer if requested to do so. Each Employee must report, no later than 30 days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Adviser, all transactions in which the Employee acquired or sold any direct or indirect Beneficial interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code. The Report may, however, exclude transitions affected pursuant to an Automatic Investment Plan. The report will also identify any trading account, in which the Employee has a direct or indirect beneficial interest, established during the quarter with a broker, dealer or bank.

2.

The Compliance Officer will, on a quarterly basis, check the trading activity to verify that the Employee has not violated the Code. The Compliance Officer shall identify all Employees, inform those persons of their reporting obligations, and maintain a record of all current and former access persons.

3.

If an Employee violates this Code, the Compliance Officer will report the violation to the Board of each Fund for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee’s relationship with the Fund and/or the Adviser.

4. If the Adviser has only on Advisory Employee, the Advisor Employee need not file the reports required in Section 4 (a)(i) and (ii) nor obtain the approvals required by Section 3 (a)(iii) and (iv) if the Advisory Employee maintains records of all personal holdings and transitions that would otherwise be reported.

Code of Ethics Disclosures

DSSWM’s Code of Ethics is described to clients in DSSWM’s Brochure. The Brochures also disclose that a client may request a complete copy of DSSWM’s Code of Ethics at anytime. If a client requests a copy, DSSWM or an entity on its behalf, will send a copy to the client within 5 business days of receipt of request.

Reporting Violations and Consequences for Failure to Comply

All Supervised Persons must promptly report any violations of this Code to the CCO. You should not conduct preliminary investigations, unless authorized to do so by the Compliance Department. Any violations involving the CCO will be reported to the CEO and/or the President of the Firm. DSSWM seeks to create a safe environment for those that report violations and will attempt to handle the matter discreetly to avoid retaliation. Supervised Persons however may choose to remain anonymous when reporting violations.

Any violations discovered by or reported to the CCO or his/her supervisor shall be reviewed and investigated promptly, documented by the CCO or designee, and may be reported to Senior Management or the Board of Directors, depending on the severity of the violation. Such report shall include the corrective action taken and any recommendation for disciplinary action deemed appropriate by the CCO. The recommendation shall be based on, among other things, the severity of the infraction, whether it is a first or repeat offense, and whether it is part of a pattern of disregard for the letter and intent of this Code. Upon recommendation of the CCO, DSSWM may impose sanctions for violation of this Code as it deems appropriate, including, but not limited to:

(a)  Letter of censure;

(b)  Suspension or termination of the employment;

(c)

  Reversal of a securities trade at the violator’s expense and risk, including disgorgement of any profit; and

(d)  Referral to law enforcement or regulatory authorities, as appropriate.

Recordkeeping

DSSWM will keep the following records in regards to this Code:

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Copy of the Code (including historical copies for five years after the last date they were in effect);

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Records of all violations of the Code and actions taken as a result of the violations;

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The CCO or designee will periodically report to DSSWM’s firm’ officers to document compliance with this Code;

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Written Receipt and Acknowledgment page from each Supervised Person (to be kept for five years after the individual ceases to be a Supervised Person);

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Current and historical lists of Access Persons will be maintained at all times;

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Holdings Reports and Transaction Reports made by Access Persons;

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Records of decisions approving Access Persons’ acquisition of securities in IPOs and Limited Offerings; and

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Other documentation as deemed necessary by the CCO.
Educating Supervised Persons about the Code of Ethics

All existing Supervised Persons will be provided with a copy of this Code. All new Supervised Persons will be provided with a copy of this Code upon affiliation with the firm. Amendments to the Code will be distributed as/when updated. All Supervised

Persons will be required to annually attest that they have read and understand the contents of the Code.  DSSWM’s employees may be required to annually complete a Continuing Education curriculum that is designed to provide training on a variety of topics such as ethics, sales practices and product knowledge.  Any questions about this Code may be directed to the Supervised Person’s supervisor or CCO.

Definitions (“Appendix A”)

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

“Access person” is a Supervised Person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. Access person is further defined in that if providing investment advice is the primary business, all of the directors, officer, and partners are presumed to be defined as such. Other Supervised Persons which meet the technical definition of Access Person may be determined by the CCO or designee on a case-by-case basis.

“Beneficial Interest” – Employees are considered to have beneficial interest in securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction (e.g., Securities held by affiliates of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.)

“Exempted Security” – Are types of securities that are exempt from reporting under the Personal Security Trading Policy, and include: direct obligations of the U.S. Government; money market instruments such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high- quality short-term debt instruments; shares of money market funds; shares issued by open-end funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in on or more open-end funds, none of which are reportable funds.

“Federal Securities Laws” - Means the Securities Act of 1933, Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, Investment Company Act of 1940, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury.

“Personal Securities Transaction” – Means the acquisition or disposition of Beneficial Ownership of a Reportable Security.

“Reportable Security” – Means anything that is considered a “security” under the Investment Advisers Act, but does not include:

1.

Direct obligations of the U.S. Government.

2.

Bankers’ acceptances, bank certificates of deposits, commercial paper and high quality short-term debt instruments, including repurchase agreements.

3.

Shares of money market funds and other short-term income funds.

4.

Shares of any open-end mutual fund, other than an ETF.

“Security” – Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

“Securities Account” –Any type of account that holds any type of security, including accounts that hold exempt securities.

“Customer Representative” – Person acting as the representative for another person. Trustees, custodians, and authorized officers on corporate accounts are examples of customer representatives.

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Code of Ethics Acknowledgement

(“Appendix B”)

I have read, understand, and agree to abide by DSSWM’s Code of Ethics.

Supervised Person

(PRINT NAME)

Signature

_

Date

DSS Wealth Management, Inc. 1400 Broadfield Blvd., Suite 100 Houston, TX 77084

(p) 281-415-9036

(LEFT BLANK INTENTIONALLY)

New Employee Securities Report

This information is current as of

/

/

(must be current as of a date no more

than 45 days before your commencing employment). Return to Compliance within 10 days of your commencing employment.

Security (name, type, CUSIP or ticker symbol)	# of shares and Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date:

Annual Employee Securities Report

This information is current as of

/

/

(must be current as of a date no more

than 45 days before the Report is submitted). Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security (name, type, CUSIP or ticker symbol)	# of shares and Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date:

Quarterly Securities Transactions Report

Calendar Quarter/Year:

Persons subject to the Code of Ethics must report ALL Securities Transactions (including Exempt Transactions and transactions involving affiliated mutual funds) as defined in the Code of Ethics, executed during the reporting period. A Brokerage Statement will be acceptable in place of this report. The report must be returned to the Compliance Department, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter. Please note that this Report covers all Securities in which you have a Beneficial Interest.

I have executed no Securities Transactions during the quarter. The following is a complete list of my Securities Transactions:

Security*	Transaction Date	Purchase, Sale, or Other	# of Shares & Principal Amount of Security	Price	Executing Broker

•

Provide interest rate, maturity date, ticker symbol or CUSIP, if applicable

¡

I have not opened a brokerage account during the quarter.

¡

The following is a complete list of all brokerage accounts I opened during the quarter.

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Print

Name:

Signature:

Date:

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.

Name of Broker, Dealer or Bank

Account Name:

Date Established